Exhibit 4.2
CSCL/CD-510 (Rev. 02-13)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS CORPORATIONS, SECURITIES & COMMERCIAL LICENSING BUREAU
Date Received	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

EFFECTIVE DATE:
Name Robert J. Krueger
Address 2290 First National Building, 660 Woodward Avenue
City State ZIP Code Detroit Michigan 48226-3506
é Document will be returned to the name and address you enter above. é
    If left blank, document will be returned to the registered office.
RESTATED ARTICLES OF INCORPORATION
For Use by Domestic Profit Corporations
Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned execute the following Articles:

1. The present name of the corporation is: Tecumseh Products Company
2.    The identification number assigned by the Bureau is: 096-612
3.    The former name(s) of the corporation are: Hillsdale Machine and Tool Company, Inc.
4.    The date of filing the original Articles of Incorporation was: March 26, 1930

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:
ARTICLE I

The name of the corporation is Tecumseh Products Company.

ARTICLE II

The purpose or purposes for which the corporation is formed are as follows:
To design, build, manufacture, produce, purchase or otherwise acquire, to sell or otherwise dispose of, to lease, license, import, export, distribute and/or otherwise deal in and with, whether as principal, agent or otherwise (i) instruments, devices, contrivances, equipment, apparatus, materials and/or things, of every conceivable kind and character whatsoever, which are, or may be, used, or which are, or may be useful, in any manner or to any extent for, in, or in connection with, the heating, cooling, refrigerating, air-conditioning, ventilation of, and/or in raising, lowering, maintaining, changing, regulating, controlling or otherwise affecting the temperature or humidity of, any person, place, object or thing, of any conceivable kind and character whatsoever and/or (ii) raw materials, semi-finished or finished parts or products, accessories, devices, contrivances, equipment and/or things, of every conceivable kind or character whatsoever, which are or may be used, or which are or may be useful, in any manner or to any extent whatsoever, for, in, or in connection with, any instrument, device, contrivance, equipment, apparatus, material or thing mentioned or described in Item (i) of this paragraph.
To design, build, manufacture, produce, purchase or otherwise acquire, to sell or otherwise dispose of, to lease, license, import, export, distribute and/or otherwise deal in and with, whether as principal, agent or otherwise (i) instruments, devices, contrivances, equipment, apparatus, materials, and/or things, of every conceivable kind and character whatsoever, which are or may be used, or are or may be useful in any manner or to any extent, for, in or in connection with, the measurement, control or regulation of, or which may otherwise affect, the transmission, flow, movement, production, generation, use or application of light, heat, cold, humidity, materials, gases, liquids, services, energy, power or matter, of every conceivable kind or character whatsoever, and/or (ii) raw materials, finished or semi-finished parts and products, accessories, devices, contrivances, equipment and/or things, of every conceivable kind and character whatsoever, which are or may be useful, in any manner or to any extent whatsoever for, in, or in connection with, any instrument, device, contrivance, equipment, apparatus, material or thing mentioned or described in Item (i) of this paragraph.
To design, build, manufacture, produce, purchase or otherwise acquire, to sell or otherwise dispose of, to lease, license, import, export, distribute and/or otherwise deal in and with, whether as principal, agent or otherwise (i) pumps, engines, machines, compressors, storage batteries, storage tanks, motors, instruments, devices, contrivances, apparatus, materials, services and/or things, of every conceivable kind and character whatsoever, which are or may be used, or are or may be useful, in any manner or to any extent, (A) for, or in connection with, the manufacture, production, generation, distribution, use, supply, transmission, flow, movement or application of gas, electricity, compressed air, oil, gasoline, chemicals, power, energy or other substances, liquids or matter, of every conceivable kind and character whatsoever, and/or (B) for, or in connection with, any conceivable application and/or in any conceivable way, method or manner and/or for the attainment or accomplishment of any conceivable object or purpose whatsoever, either singly or in any combination thereof and/or (ii) raw materials, semi-finished or finished parts or products, accessories, devices, contrivances, equipment and/or things, of every conceivable kind or character whatsoever, which are or may be used, or which are or may be useful in any manner or to any extent whatsoever for, in, or in connection with, any pumps, engines, machines, compressors, storage batteries, storage tanks, motors, instruments, devices, contrivances, apparatus, materials, services and/or things mentioned or described in Item (i) of this paragraph.
To design, build, manufacture, produce, purchase or otherwise acquire, to sell or otherwise dispose of, to lease, license, import, export, distribute and/or otherwise deal in and with, whether as principal, agent or otherwise, machines, motors, engines, instruments, devices, contrivances, apparatus, equipment, goods, wares, merchandise, materials, commodities and/or articles of commerce, of every conceivable kind and character whatsoever, and to engage in, carry on and conduct, in any and/or all of its branches, aspects and details, the business of manufacturing, trading and selling.
To do each and every act and thing and to engage in each and every business not forbidden by the laws of the State of Michigan which is, or may be or become necessary, proper or convenient to carry out and accomplish any or all of the foregoing objects and purposes and with all of the powers conferred upon corporations by the laws of the State of Michigan.

ARTICLE III

1. The name of the resident agent: The Corporation Company
2. The street address of the registered office is:
   30600 Telegraph Road, Bingham Farms, Michigan 48025

   (Street Address or P.O. Box) (City) (ZIP Code)

ARTICLE IV

The total number of shares of capital stock which the corporation shall have authority to issue is 100,000,000 shares, all of which shall be of a single class known as “Common Shares,” having full voting rights and powers, all other rights and powers, and no qualifications, limitations, or restrictions. No holder of any shares of the corporation shall have a preemptive right to acquire the corporation’s unissued shares.
No holder of any shares of the capital stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of shares of the capital stock of the corporation of any kind or class whatsoever, or of any stock or other securities convertible into or otherwise affording any right to acquire any shares of capital stock of any kind or class whatsoever, whether now or hereafter authorized, and whether issued for cash or any other consideration, or by way of dividend or other distribution, and the corporation may issue shares of capital stock, or other securities convertible into shares of capital stock, or warrants, options or other rights to acquire shares of capital stock, without first offering the same or any of the same to the holders of shares of capital stock of any kind or class, in such manner, upon such terms and conditions, for such consideration and to such persons, natural or other, as the Board of Directors of the corporation shall from time to time determine and decide.
At the time that the Certificate of Amendment of the Restated Articles of Incorporation amending this Article IV to create the Common Shares becomes effective pursuant to the Business Corporation Act of the State of Michigan, as amended (the date on which the Certificate of Amendment so becomes effective being referred to in this Article IV as the “Effective Date”), and without any further action on the part of the corporation or its shareholders, each share of the corporation’s existing Class A Common Stock then issued and outstanding shall automatically be reclassified and converted into one fully paid and nonassessable Common Share, and each share of the corporation’s existing Class B Common Stock then issued and outstanding shall automatically be reclassified and converted into one fully paid and nonassessable Common Share. Share certificates previously representing shares of Class A Common Stock and Class B Common Stock so reclassified and converted shall thereafter represent the same number of Common Shares into which such shares of Class A Common Stock and Class B Common Stock were so converted.
The corporation is authorized to issue Common Shares at the Effective Date in accordance with the foregoing provisions and pursuant to Section 602 of the Michigan Business Corporation Act, as amended, notwithstanding (i) any provisions of the Restated Articles of Incorporation in effect prior to the Effective Date or (ii) any other provision of the Michigan Business Corporation Act.

ARTICLE V

The corporation shall have perpetual existence.

ARTICLE VI

SECTION 1.Limitation of Liability. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:
(a) any breach of the director’s duty of loyalty to the corporation or its shareholders;
(b) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;
(c) a violation of Section 551(1) of the Michigan Business Corporation Act, as amended (the “Act”);
(d) a transaction from which the director derived an improper personal benefit; or
(e) an act or omission occurring before the date that the amendment to the Articles of Incorporation adding this Article VI becomes effective in accordance with pertinent provisions of the Act.
Any repeal, amendment or other modification of this Article VI shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
SECTION 2.Indemnification.
2.1-Indemnification of Directors, Officers and Employees; Claims by Third Parties. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a director, officer or employee (an “Indemnitee”) who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
2.2-Indemnification of Directors, Officers and Employees; Claims Brought by or in the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys’ fees, and amounts paid in settlement incurred by Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made under this subsection 2.2 for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.
2.3-Actions Brought by the Indemnitee. Notwithstanding the provisions of subsections 2.1 and 2.2, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Section 2 of Article VI, unless such action, suit, proceeding or claim (or part thereof) was authorized by the Board of Directors of the corporation.
2.4-Approval of Indemnification. An indemnification under subsections 2.1 or 2.2 hereof, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections 2.1 or 2.2, as the case may be. This determination shall be made in any of the following ways:
(a) By a majority vote of a quorum of the Board consisting of directors who were not parties to the action, suit, or proceeding.
(b) If the quorum described in subdivision (a) is not obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.
(c) By independent legal counsel in a written opinion.
(d) By the shareholders.
2.5-Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections 2.1 or 2.2 above shall be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.
2.6-Partial Indemnification. If an Indemnitee is entitled to indemnification under subsections 2.1 or 2.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.
2.7-Indemnification of Agents. Any person who is not covered by the foregoing provisions of this Article VI and who is or was an agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.
2.8-Other Rights of Indemnification. The indemnification or advancement of expenses provided under subsections 2.1 through 2.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or an agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in subsections 2.1 through 2.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.
2.9-Definitions. “Other enterprises” shall include employee benefit plans; “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner “not opposed to the best interests of the corporation or its shareholders” as referred to in subsections 2.1 and 2.2.
2.10-Liability Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, regardless of whether or not the corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act.
2.11-Enforcement. If a claim under this Article VI is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
2.12-Contract with the Corporation. The right to indemnification conferred in this Article VI shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article VI is in effect, and any repeal or modification of this Article VI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.
2.13-Application to a Resulting or Surviving Corporation or Constituent Corporation.  The definition for “corporation” found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article VI. The indemnification and other obligations set forth in this Article VI of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this

Article VI for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.
2.14-Severability. Each and every paragraph, sentence, term and provision of this Article VI shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article VI shall be construed in all respects as if the invalid or unenforceable matter had been omitted.

5.	These Restated Articles of Incorporation were duly adopted on the 30th day of April, 2014, in accordance with the provisions of Section 642 of the Act: (check one of the following)

☐
by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☒	by the shareholders at a meeting in accordance with section 611(3) of the Act.

☐
were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☐	were duly adopted by the written consent of the shareholders entitled to vote in accordance with Section 407(2) of the Act.

6.	These Restated Articles of Incorporation shall be effective on the 2nd day of May, 2014 at 12:01 a.m. Eastern Time.

Signed this 30th day of April, 2014

/s/ James J. Connor
(Signature of an authorized officer or agent)

James J. Connor, President, CEO, and Secretary
(Type or Print Name)
Preparer’s Name Robert J. Krueger
Business telephone number (313) 465-7452